Exhibit 99.1
Attachment to Form 4

JOINT FILER INFORMATION

Name and Address:	Nader Tavakoli
24 West 40th St., 10th Floor
New York, NY 10018

Date of First Event Requiring Statement:	12/30/08
Issuer and Ticker Symbol:	Constar International Inc (CNST)
Relationship to Issuer:	10% Owner
Designated Filer:	EagleRock Capital Management, LLC

TABLE I INFORMATION

Title of Security:	Common Stock
Date of First Transaction	12/30/08
Transaction Code	S
Amount of Securities and Price

5,794	$0.0502/share
12,600	$0.0501/share
81,606	$0.0500/share
42,100	$0.0451/share
100,000	$0.11/share

Title of Security:	Common Stock
Date of First Transaction	12/31/08
Transaction Code	S
Amount of Securities and Price

300	$0.0502/share
400	$0.0501/share
100	$0.0500/share
1,100	$0.0451/share
700	$0.0929/share
500	$0.0903/share
1,000	$0.0902/share
100	$0.0900/share
1,655	$0.0890/share
2,900	$0.0870/share
11,000	$0.0850/share
16,855	$0.0849/share
1,575	$0.0820/share
100	$0.0815/share
3,970	$0.0812/share
204,545	$0.0806/share
50,000	$0.0805/share

Securities Acquired (A) or Disposed of (D)	D
Amount of Securities Beneficially Owned Following Reported Transactions	2,149,955
Ownership Form:	I
Nature of Indirect Beneficial Ownership:	(1)